UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of earliest event reported: December 18, 2015

NovaBay Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33678	68-0454536
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5980 Horton Street, Suite 550, Emeryville, CA 94608

(Address of Principal Executive Offices) (Zip Code)

(510) 899-8800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03     Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On December 18, 2015, NovaBay Pharmaceuticals, Inc. (the “Company” or “NovaBay”) filed a Certificate of Amendment to the Company’s Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”) with the Secretary of State of the State of Delaware to effect a 1-for-25 reverse stock split of all outstanding common stock of the Company, effective immediately. The Certificate of Amendment is filed herewith as Exhibit 3.1. The filing of the Certificate of Amendment was pursuant to the authorization provided by the stockholders of NovaBay at the Company’s December 11, 2015 special stockholder meeting (the “Special Meeting”), which authorized the Board of Directors of the Company to effect a reverse stock split of all outstanding shares of NovaBay common stock at a specific ratio within a range from 1-for-15 to 1-for-25 at any time before January 31, 2016. On December 11, 2015, following the Special Meeting, the Board of Directors of the Company unanimously approved the Certificate of Amendment to the Certificate of Incorporation.

As a result of the reverse stock split, each twenty-five (25) shares of outstanding common stock will be combined into one (1) new share, with no change in authorized shares or par value per share, thereby reducing the number of shares of common stock outstanding from approximately 87,138,547 shares to approximately 3,485,541 shares (prior to rounding). Proportional adjustments will be made to the exercise prices of the Company’s outstanding warrants and stock options, and to the number of shares issued and issuable under the Company’s stock incentive plans. The reverse stock split will not affect any stockholder’s ownership percentage of the Company’s common stock, except to the limited extent that the reverse stock split would result in any stockholder owning a fractional share. The Company will not issue fractional certificates for post-reverse stock split shares in connection with the reverse stock split; rather, the Company will issue an additional share to all holders of fractional shares.

The Company’s trading symbol of “NBY” will not change as a result of the reverse stock split, although it is expected that the letter “D” will be appended to the Company’s ticker for approximately twenty (20) trading days following the effective date to indicate the completion of the reverse stock split. In addition, the common stock will trade under a new CUSIP number, 66987P201.

Item 9.01     Exhibits

Exhibit No.	Description
3.1*	Certificate of Amendment to the Certificate of Incorporation of NovaBay Pharmaceuticals, Inc.

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NovaBay Pharmaceuticals, Inc. (Registrant)

	By:	/s/ Thomas J. Paulson
Thomas J. Paulson
Chief Financial Officer and Treasurer
Dated: December 21, 2015